Gordon K.W. Gee

Chartered Accountants

#601- 325 Howe Street

Vancouver, BC

V6C 1Z7

                                                                                    October 24, 2007

Securities and Exchange Commission

Mail Stop 11-3

100 F Street, NW

Washington, DC  20549

Dear Sirs/Madams:

            We have read Item 4.01 of Revo Ventures Inc.'s Form 8-K to be dated October 26, 2007 and have the following comments:

            We agree with the statements made in paragraph's one through five.

            We have no basis on which to agree or disagree with the statements made in the sixth paragraph.

                                                                                    Yours truly,

                                                                                    Gordon K.W. Gee Ltd.

                                                                                    /s/ Gordon K.W. Gee